Immediate Release
CB Financial Services, Inc.
Completes Sale of Insurance Agency Subsidiary
WASHINGTON, PA., December 8, 2023 -- CB Financial Services, Inc. (“CB”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), and Exchange Underwriters, Inc. (“Exchange Underwriters”), the full-service independent insurance agency subsidiary of the Bank, announced today the completion of the sale of substantially all of the assets of Exchange Underwriters pursuant to the Asset Purchase Agreement with World Insurance Associates, LLC (“World”) for a $30.5 million cash purchase price plus possible additional revenue-based earn-out payments.

Dowling Hales acted as exclusive financial advisor and Luse Gorman, PC acted as legal counsel to CB.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.
Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400